UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

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☐	Definitive Proxy Statement
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SOUTH STATE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO THE PROXY STATEMENT FOR

THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF

SOUTH STATE CORPORATION

To be held on April 20, 2017

The definitive proxy statement (“Proxy Statement”) of South State Corporation (the “Company”) filed with the Securities and Exchange Commission on March 6, 2017 (the “Proxy Statement”) overstated the Estimated Possible Payouts Under Equity Incentive Plan Awards in the Grants of Plan Based Awards table on page 41 of the Proxy Statement.  This supplement (this “Supplement”) to the Proxy Statement is being filed to correct the Grants of Plan Based Awards table to properly reflect the Estimated Possible Payouts Under Equity Incentive Plan Awards, which are lower than previously stated.   Except as set forth below, this Supplement does not modify or update any other disclosures set forth in the Proxy Statement.  This Supplement should be read in conjunction with the Proxy Statement, which contains important information regarding the Company’s 2017 annual meeting of shareholders.

In the table titled “Grants of Plan Based Awards” appearing on page 41 of the Proxy Statement, in the column titled “Estimated Possible Payouts Under Equity Incentive Plan Awards,” the Company inadvertently included grants of both stock options and restricted stock units.  Such column should have only included ranges of the possible payouts, denominated in the number of shares of Common Stock, under performance-based restricted stock units granted in 2016.  Stock option grants were correctly reflected in separate columns.  Accordingly, the “Grants of Plan Based Awards” table is amended and restated in its entirety as set forth in the table below, which removes stock options from the column titled “Estimated Possible Payouts Under Equity Incentive Plan Awards” and makes changes to the footnotes to the table.

GRANTS OF PLAN BASED AWARDS

										All Other
									All Other	Option	Exercise	Grant Date
			Estimated Possible Payouts			Estimated Possible Payouts			Stock	Awards:	or Base	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Awards:	Number of	Price of	of Stock
			Plan Awards			Plan Awards			Number of	Securities	Option	and
		Approval	(1)			(2)			Shares of	Underlying	Awards	Option
	Grant	of Award	Thres-			Thres-		Maxi-	Stock or	Options (#)	($/Sh)	Awards ($)
Name	Date	Date	hold ($)	Target ($)	Maximum ($)	hold (#)	Target (#)	mum (#)	Units (#)	(3)	(4)	(5)
Robert R. Hill, Jr.	n/a	n/a	407,550	815,100	1,222,650
	1/20/16	1/20/16							—	10,113	63.54	253,300
	3/18/16	3/18/16				4,837	9,674	14,511
John C. Pollok	n/a	n/a	238,050	476,100	714,150
	1/20/16	1/20/16							—	5,910	63.54	148,028
	3/18/16	3/18/16				2,827	5,653	8,480
John F. Windley	n/a	n/a	106,500	213,000	319,500
	1/20/16	1/20/16							—	2,640	63.54	66,124
	3/18/16	3/18/16				1,263	2,525	3,788
Joseph E. Burns	n/a	n/a	99,300	198,600	297,900
	1/20/16	1/20/16							—	2,462	63.54	61,666
	3/18/16	3/18/16				1,178	2,355	3,533
Renee R. Brooks	n/a	n/a	98,400	196,800	295,200
	1/20/16	1/20/16							—	2,443	63.54	61,190
	3/18/16	3/18/16				1,168	2,337	3,505

(1)

These amounts represent ranges of the possible performance‑based cash bonuses that could have been paid in 2017 based on 2016 results pursuant to the Executive Incentive Plan. The actual bonuses paid are displayed under the Non-Equity Incentive Plan Compensation column within the Summary Compensation Table. The threshold amount is currently 55.0% for Mr. Hill, 45.0% for Mr. Pollok, and 30.0% for all other NEOs, as this is the minimum payout that can occur under the program. The incentive target level is determined as the aggregate dollar amount derived from the executive officers’ target bonuses expressed as a percent of annual salary. This target percentage is currently 110.0% for Mr. Hill, 90.0% for Mr. Pollok, and 60.0% for all other NEOs. The maximum incentive is 135.0% for Mr. Hill, 135.0% for Mr. Pollok, and 90.0% for all other NEOs. The 2016 Executive Incentive Plan is further described in the section entitled Compensation Discussion and Analysis.

(2)

These amounts represent ranges of the possible payouts, denominated in the number of shares of common stock, under performance-based restricted stock units granted in 2016 with respect to the three-year performance period (2016-2018) under the 2016 Long-Term Incentive Plan.   The 2016 Long-Term Incentive Plan is further explained in the Compensation Discussion and Analysis section of this Proxy Statement.  The fair value of the performance-based restricted stock units was estimated at the target performance level and was issued on March 18, 2016 at $65.86 per share.

(3)	Stock option awards were granted based upon achievement of individual performance goals. Stock options vest ratably (25% per year) over four years.

(4)	The exercise price of stock option awards was established as the closing market price of the Company’s Common Stock on the grant date.

(5)

This amount represents the fair market value of all restricted stock and option awards made during the fiscal year 2016. The fair market value for stock awards is based on the closing market price of the stock on the date of grant. The fair value of options is estimated at the date of grant using the Black‑Scholes option pricing model. The fair value